UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12.

Navistar International Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Navistar Drive Lisle Illinois	60532
(Address of Principal Executive Offices)	(Zip Code)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was sent by Persio Lisboa, President and Chief Executive Officer, and Troy Clarke, Executive Chairman of Navistar International Corporation (“Navistar”) to Navistar’s U.S. and Canadian dealer networks by email on November 7, 2020 with respect to the proposed acquisition of Navistar by TRATON SE (“TRATON”).

TO: U.S. & Canadian Dealers
FROM: Persio Lisboa and Troy Clarke
SUBJECT: Navistar Announcement

Dear U.S. and Canadian Dealers,

We’re excited to share with you an important announcement: that Navistar has entered into a definitive agreement to be acquired by TRATON, one of the world’s largest commercial vehicle manufacturers, for $44.50 per share in cash. You can read the full announcement [at https://news.navistar.com/Traton_and_Navistar_Reach_Definitive_Agreement].

The combination of our companies will create a global champion in vehicles with enhanced scale, a strong portfolio of best-in-class brands, and a clear leader in cutting-edge products, technologies, and services. Combining TRATON’s strong position in Europe and substantial presence in South America with Navistar’s complementary presence in North America will create a global company with increased reach and enhanced capabilities.

Over the past almost four years, TRATON and Navistar have benefited from a highly collaborative and productive strategic alliance focused on procurement and technology development. We view the proposed acquisition as the logical next step in our relationship with TRATON. Building on the success of the alliance, it will allow us to become an even better company.

The strategic rationale for combining our companies is the opportunity for significantly enhanced product development and synergy opportunities.

Operationally, it is business as usual until closing of the transaction. Supporting our customers, dealers, and business partners is of the utmost importance, and we remain committed to delivering the best quality and service. Over the coming days, please do not hesitate to reach out to either of us with any questions.

If you would like to share this news with your customers, [see below] a letter template for you to utilize. Thank you for your continued partnership.

Sincerely,

Persio Lisboa	Troy Clarke
President and CEO	Executive Chairman

© BRUNSWICK GROUP 2020 | CONFIDENTIAL | 2

Customer Letter Template

TO: [Customer Name]
FROM: [Sales Representative]
SUBJECT: Navistar Announcement

Valued [Customer Name],

I’m excited to share with you an important announcement: that Navistar has entered into a definitive agreement to be acquired by TRATON, one of the world’s largest commercial vehicle manufacturers, for $44.50 per share in cash. You can read the full announcement [attached to this email].

The combination of our companies will create a global champion in vehicles with enhanced scale, a strong portfolio of best-in-class brands, and a clear leader in cutting-edge products, technologies, and services. Combining TRATON’s strong position in Europe and substantial presence in South America with Navistar’s complementary presence in North America will create a global company with increased reach and enhanced capabilities.

Over the past almost four years, TRATON and Navistar have benefited from a highly collaborative and productive strategic alliance focused on procurement and technology development. We view the proposed acquisition as the logical next step in our relationship with TRATON. Building on the success of the alliance, it will allow us to become an even better company.

The strategic rationale for combining our companies is the opportunity for significantly enhanced product development and synergy opportunities.

Operationally, it is business as usual until closing of the transaction. Supporting you is of the utmost importance, and we remain committed to delivering the best quality and service. Over the coming days, please do not hesitate to reach out to us with any questions.

Thank you for your business and continued partnership.

Sincerely,
[Sales Representative Name and Signature]

© BRUNSWICK GROUP 2020 | CONFIDENTIAL | 3

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Navistar by TRATON.  In connection with the proposed acquisition, Navistar intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.  INVESTORS AND STOCKHOLDERS OF NAVISTAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NAVISTAR’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.  Investors and stockholders of Navistar will be able to obtain the proxy statement and other documents filed with the SEC (when available) free of charge at the SEC’s web site, http://www.sec.gov.  The proxy statement is not currently available.

Participants in the Solicitation

Navistar, TRATON and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Navistar’s stockholders in respect of the proposed acquisition.  Information about the directors and executive officers of Navistar is set forth in the proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on January 6, 2020, and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, which was filed with the SEC on December 17, 2019.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

Certain statements in this communication, that are not purely historical, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, each as amended.  Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact.  Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Navistar has no control.  These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed acquisition, including stockholder approval of the proposed acquisition, may not be satisfied or the regulatory approvals required for the proposed acquisition may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the proposed acquisition; (iii) the effect of the announcement or pendency of the proposed acquisition on Navistar’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts Navistar’s current plans and operations and potential difficulties in Navistar’s employee retention as a result of the proposed acquisition; (v) risks related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that may be instituted against Navistar or its directors or officers related to the proposed acquisition or the merger agreement between the parties to the proposed acquisition; (vii) the amount of the costs, fees, expenses and other charges related to the proposed acquisition; and (viii) such other factors as are set forth in Navistar’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended October 31, 2019, its quarterly report on Form 10-Q for the period ended April 30, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events.  Navistar does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.  The inclusion of any statement in this communication does not constitute an admission by Navistar or any other person that the events or circumstances described in such statement are material.

© BRUNSWICK GROUP 2020 | CONFIDENTIAL | 4